Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156891 on Form S-8 of Splinternet Holdings, Inc. of our report dated April 13, 2009 relating to our audit of the consolidated financial statements included in this Annual Report on Form 10-K of Splinternet Holdings, Inc. for the year ended December 31, 2008.

/s/MCGLADREY & PULLEN, LLP
New York, New York

April 13, 2009